Exhibit 3.4

AMENDED AND RESTATED BY-LAWS

OF

ENSYNC, INC.

(as of November 4, 2009)

ARTICLE I.  OFFICES

SECTION 1.01 Principal Office.  The principal office of the Corporation shall be located at any place either within or outside the state of Wisconsin as designated in the Corporation’s most current Annual Report filed with the Wisconsin Secretary of State.  The executive offices of the Corporation shall be located at the principal office.

SECTION 1.02 Registered Office.  The registered office of the Corporation, as required by the Wisconsin Business Corporation Law (the “WBCL”), shall be located within Wisconsin and may, but need not, be the same as any of its places of business.  The address of the registered office may be changed from time to time.

ARTICLE II.  SHAREHOLDERS

SECTION 2.01 Annual Shareholder Meeting.  The annual meeting of the shareholders shall be held at such time and date as determined by the Corporation’s Board of Directors, for the purpose of electing directors for the class of directors whose term expires in such year and for the transaction of such other business as may have been properly brought before the meeting.  If the election of directors shall not be held on the day designated herein for the annual meeting of the shareholders, or at any subsequent continuation after adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as is convenient.

SECTION 2.02 Special Shareholder Meetings.  Special meetings of the shareholders, for any purpose or purposes, described in the meeting notice, may be called by the Chairman of the Board, the Chief Executive Officer, or by the Board of Directors, and shall be called by the Chief Executive Officer at the request of the holders of not less than one-tenth of all outstanding votes of the Corporation entitled to be cast on any issue at the meeting.

SECTION 2.03 Place of Shareholder Meeting.  The Board of Directors may designate any place, either within or without the State of Wisconsin, as the place of meeting for any annual or any special meeting of the shareholders, unless all shareholders entitled to vote at the meeting designate, by unanimous written consent, a different place, either within or without the State of Wisconsin, as the place for the holding of such meeting.  If no designation is made by either the directors or unanimous action of the voting shareholders, the place of meeting shall be the principal office of the Corporation in the State of Wisconsin.

SECTION 2.04 Notice of Shareholder Meeting.

2.04.1 Required Notice.  Except as otherwise required by the WBCL, written notice stating the date, time and place of each annual or special shareholder meeting shall be delivered not less than 10 nor more than 60 days before the date of the meeting, by or at the direction of the Chairman of the Board, the Chief Executive Officer, the Board of Directors, or other persons calling the meeting, to each shareholder of record, entitled to vote at such meeting and to any other shareholder entitled by the WBCL or the Corporation’s Articles of Incorporation to receive notice of the meeting.  Notice may be communicated in person, by telephone, telegraph, teletype, facsimile, electronic transmission or other forms of wire or wireless communication, or by mail or private carrier.  Written notice to a shareholder shall be deemed to be effective on the earlier of: (a) the date received; (b) the date it is deposited in the United States mail when addressed to the shareholder’s address shown in the Corporation’s current record of shareholders, with postage prepaid; (c) the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee; (d) the date sent, if transmitted by telegraph, teletype, facsimile, electronic transmission or other form of wire or wireless communication; or (e) the date delivered to a courier or deposited in a designated receptacle, if sent by private carrier, when addressed to the shareholder’s address shown in the Corporation’s current record of shareholders.

2.04.2 Adjourned Meeting.  If any shareholder meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, and place, if the new date, time, and place is announced at the meeting before adjournment.  But if a new record date for the adjourned meeting is, or must be fixed (see Section 2.05 of this Article II), then notice must be given pursuant to the requirements of Section 2.04.1, above, to those persons who are shareholders as of the new record date.

2.04.3 Waiver of Notice.  Any shareholder may waive notice of the meeting (or any notice required-by the WBCL, the Corporation’s Articles of Incorporation or By Laws), by a writing signed by the shareholder entitled to the notice, which is delivered to the Corporation (either before or after the date and time stated in the notice) for inclusion in the corporate records.  A shareholder’s attendance at a meeting, in person or by proxy:

(a) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting or promptly upon arrival objects to holding the meeting or transacting business at the meeting;

(b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

2.04.4 Contents of Notice.  The notice of each special shareholder meeting shall include a description of the purpose or purposes for which the meeting is called and such other information as may be required by the WBCL.  Except as provided in this Section 2.04.4, or as provided in the Corporation’s Articles of Incorporation or otherwise in the WBCL, the notice of an annual shareholder meeting need not include a description of the purpose or purposes for which the meeting is called.

2.04.5 Special Transactions and Dissenters’ Rights.  If a purpose of any shareholder meeting is to consider either: (a) a proposed amendment to the Corporation’s Articles of Incorporation (including any restated articles requiring shareholder approval); (b) a plan of merger or share exchange; (c) the sale, lease, exchange or other disposition of all, or substantially all of the Corporation’s property; (d) the dissolution of the Corporation; or (e) the removal of a director, the notice must so state and must be accompanied by, as applicable, a copy or summary of the: (i) articles of amendment; (ii) plan of merger or share exchange; or (iii) a description of the transaction for disposition of all the Corporation’s property and must be given a sufficient number of days in advance of the meeting to comply with the WBCL.  If the proposed corporate action creates dissenters’ rights, the notice must state that shareholders are, or may be, entitled to assert dissenters’ rights, and must be accompanied by a copy of Subchapter XIII of the WBCL.

2.04.6 Advance Notice Shareholder–Proposed Business at Annual Meeting.  At an annual meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before an annual meeting, business must be: (a) specified in the notice of meeting (or any amendment or supplement thereto) given in accordance with Section 2.04.1, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, the Chairman of the Board or the Chief Executive Officer, or (c) otherwise properly brought before the meeting by a shareholder.  In addition to any other requirements under applicable law, the Articles of Incorporation or the By-Laws, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation.  To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal office of the Corporation, not less than 90 days prior to the anniversary of the annual meeting of shareholders held in the prior year.  A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business, (iii) (A) the class and number of shares of the Corporation which are owned of record and shares of the Corporation which are owned beneficially but not of record by such shareholder as well as by any Associated Person (as defined below), (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right is subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such shareholder as well as by any Associated Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder as well as any Associated Person has a right to vote any shares of any security of the Corporation, (D) the extent to which the shareholder providing the notice, or any Associated Person, has entered into any transaction or series of transactions, including hedging, short selling, borrowing shares, or lending shares, with the effect or intent to mitigate loss or manage the risks of changes in share price or to profit or share in profit from any decrease in share price, or to increase or decrease the voting power of such shareholder or any Associated Person with respect to any shares of capital stock of the Corporation, (E) any rights to dividends on the shares of the Corporation owned beneficially by such shareholder that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (0) any performance-related fees (other than an asset-based fee) that such shareholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such shareholder’s immediate family sharing the same household (which information shall be supplemented by such shareholder and beneficial owner, if any, not later than ten days after the record date for the meeting to disclose such ownership as of the record date); (iv) any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings that would be required to be made in connection with solicitations of proxies for the proposal pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, (v) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present the proposed business specified in the notice; and (vi) any interest of the shareholder in such business.  In addition, any such shareholder shall be required to provide such further information as may be requested by the Corporation.  The Corporation may require evidence by any person giving notice under this Section 2.04.6 that such person is a bona fide beneficial owner of the Corporation’s shares.

Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 2.04.6; provided, however, that nothing in this Section 2.04.6 shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting in accordance with said procedure.

The presiding officer at an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2.04.6, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shalt not be transacted.

For purposes of Sections 2.04.6 and 2.04.7, “Associated Person” of any shareholder means any person controlling, directly or indirectly, or acting in concert with, such shareholder; any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such shareholder; and any person controlling, controlled by, or under common control with such shareholder.

Notwithstanding anything contained in this Section 2.04.6, any shareholder-proposed business that relates to the nomination of directors may only be properly brought before a meeting of shareholders in accordance with the procedures set forth in Section 2.04.7.

2.04.7 Procedure for Nomination of Directors.  Only persons nominated in accordance with.  all of the procedures set forth in the Corporation’s Articles of Incorporation and By-Laws shall be eligible for election as directors.  Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders by or at the direction of the Board of Directors, by any nominating committee or persons appointed by the Board, or by any shareholder of the Corporation entitled to vote for election of directors at the meeting who complies with all of the notice procedures set forth in this Section 2.04.7.  Nominations other than those made by or at the direction of the Board of Directors or any nominating committee or person appointed by the Board shall be made pursuant to timely notice in proper written form to the Secretary of the Corporation.  To be timely, a shareholder’s request to nominate a person for director, together with the written consent of such person to serve as a director, must be received by the Secretary of the Corporation at the Corporation’s principal office CO with respect to an election held at an annual meeting of shareholders, not less than 90 days nor more than 150 days prior to the anniversary of the annual meeting of shareholders held in the prior year, or (ii) with respect to an election held at a special meeting of shareholders for the election of directors, not later than the close of business on the eighth day following the date on which notice of such meeting is given to shareholders.  To be in proper written form, such shareholder’s notice shall set forth in writing (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of stock of the Corporation which are beneficially owned by such person, and (iv) such other information relating to such person as is required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and any successor to such Regulation; and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Corporation’s books, of such shareholder, (ii) (A) the class and number of shares of the Corporation which are owned of record and shares of the Corporation which are owned beneficially but not of record by such shareholder as well as by any Associated Person, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right is subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such shareholder as well as by any Associated Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder as well as any Associated Person has a right to vote any shares of any security of the Corporation, (D) the extent to which the shareholder providing the notice, or any Associated Person, has entered into any transaction or series of transactions, including hedging, short selling, borrowing shares, or lending shares, with the effect or intent to mitigate loss or manage the risks of changes in share price or to profit or share in profit from any decrease in share price, or to increase or decrease the voting power of such shareholder or any Associated Person with respect to any shares of capital stock of the Corporation, (E) any rights to dividends on the shares of the Corporation owned beneficially by such shareholder that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (G) any performance-related fees (other than an asset-based fee) that such shareholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such shareholder’s immediate family sharing the same household (which information shall be supplemented by such shareholder and beneficial owner, if any, not later than ten days after the record date for the meeting to disclose such ownership as of the record date); (iii) any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings that would be required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder; (iv) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; and (v) any interest of the shareholder in such nomination.  The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation or the shareholder to nominate the proposed nominee.  The presiding officer at the meeting shall, if the facts so warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures or other requirements prescribed by the Corporation’s Articles of Incorporation and By-Laws; and if he should so determine, such presiding officer shall so declare to the meeting and the defective nomination(s) shall be disregarded.

SECTION 2.05 Fixing of Record Date.

2.05.1 Meetings, Distributions, Etc.  For the purpose of determining shareholders of any voting group entitled to notice of a shareholders’ meeting, to demand a special meeting, or to vote or take any other action, or shareholders entitled to receive payment of any distribution or share dividend, the Board of Directors may fix in advance a date as the record date.  Such record date shall not be more than 70 days prior to the date on which the particular action requiring such determination of shareholders is to be taken.  If no record date is so fixed by the Board of Directors for the determination of shareholders entitled to notice of, or to demand or vote at a meeting of shareholders, or shareholders entitled to receive a share dividend or distribution, the record date for determination of such shareholders shall be at the close of business on:

(a) with respect to an annual shareholder meeting or any special shareholder meeting called by the Board of Directors or any person specifically authorized by the Board of Directors or these By laws to call a meeting, the day before the first notice is delivered to shareholders;

(b) with respect to a special shareholders’ meeting demanded by the shareholders, the date the first shareholder signs the demand;

(c) with respect to the payment of a share dividend, the date the Board of Directors authorizes the share dividend;

(d) with respect to actions taken in writing without a meeting (pursuant to Section 2.11 of this Article II), the date the first shareholder signs a consent; and

(e) with respect to a distribution to shareholders, (other than one involving a purchase, redemption or other acquisition of the Corporation’s shares), the date the Board of Directors authorizes the distribution.

2.05.2 Adjournment.  When a determination of shareholders entitled to vote at any shareholders’ meeting has been made as provided in this Section 2.05, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

SECTION 2.06 Shareholder List.  After fixing a record date for a meeting of shareholders, the Corporation shall prepare a list of the names of all its shareholders who are entitled to notice of the shareholders’ meeting.  The list shall be arranged by class or series of shares and show the address of and the number of shares held by each shareholder.  The shareholders’ list shall be available for inspection by any shareholder beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting.  The list shall be available at the Corporation’s principal office or at a place identified in the meeting notice in the city where the meeting is to be held.  A shareholder, or his or her agent or attorney, is entitled, on written demand, to inspect and, provided that the shareholder, or his or her agent or attorney, demonstrates to the satisfaction of the Corporation he or she satisfies the applicable requirements of the WBCL, to copy the list during regular business hours and at his expense, during the period it is available for inspection.  The Corporation shall make the shareholders’ list available at the meeting and any shareholder, or his or her agent or attorney, may inspect the list at any time during the meeting or any adjournment thereof.  Refusal or failure to prepare or make available the shareholders’ list shall not affect the validity of any action taken at such meeting.

SECTION 2.07 Shareholder Quorum, Voting Requirements and Voting Groups.

2.07.1 Quorum.  Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter.  Unless the Corporation’s Articles of Incorporation, a By-law adopted under authority granted in the Corporation’s Articles of Incorporation or the WBCL provides otherwise, one-third of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

2.07.2 Voting Requirements.  Once a share is represented for any purpose at a meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.  If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation or a By-law adopted under authority granted in the Corporation’s Articles of Incorporation or the WBCL requires a greater number of affirmative votes.

2.07.3 Voting Groups.  If the Corporation’s Articles of Incorporation, a By-law adopted under authority granted in the Corporation’s Articles of Incorporation or the WBCL provides for voting by a single voting group on a matter, action on that matter is taken when voted upon by that voting group.  If the Articles of Incorporation or the WBCL provides for voting by two or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately.  Action may be taken by one voting group on a matter even though no action is taken by another voting group entitled to vote on the matter.

SECTION 2.08 Proxies.  For all meetings of shareholders, a shareholder may authorize another person to act for the shareholder by appointing the person as proxy.  A shareholder or the shareholder’s authorized officer, director, employee, agent or attorney-in-fact may use any of the following means to appoint a proxy:

(a) In writing by signing or causing the shareholder’s signature to be affixed to an appointment form by any reasonable means, including, but not limited to, by facsimile signature;

(b) By transmitting or authorizing the transmission of an electronic transmission of the appointment to the person who will be appointed as proxy or to a proxy solicitation firm, proxy support service organization or like agent authorized to receive the transmission by the person who will be appointed as proxy; or

(c) By any other means permitted by the Wisconsin business corporation law.  An appointment of a proxy shall be effective when a signed appointment form or an electronic transmission of the appointment is received by the inspector of election or the officer or agent authorized to tabulate votes.  No appointment shall be valid after eleven months, unless otherwise provided in the appointment.

SECTION 2.09 Voting of Shares.

2.09.1 Generally.  Except as provided otherwise in the WBCL or in the Corporation’s Articles of Incorporation, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

2.09.2 Shares Held by a Controlled Corporation.  No shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.  The foregoing, however, shall not limit the power of the Corporation to vote any shares, including its own shares, held by it in a fiduciary capacity.

2.09.3 Redeemable Shares.  Redeemable shares are not entitled to vote after notice of redemption is mailed to the holders thereof and a sum sufficient to redeem the shares has been deposited with a bank, trust company, or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares.

SECTION 2.10 Corporation’s Acceptance of Votes.

2.10.1 Shareholder Name.  If the name signed on a vote, consent, waiver, or proxy appointment corresponds to the name of a shareholder, the Corporation, if acting in good faith, is entitled to accept the vote, consent, waiver, or proxy appointment and give it effect -as the act of the shareholder.

2.10.2 Other Name.  If the name signed on a vote, consent, waiver, or proxy appointment does not correspond to the name of its shareholder, the Corporation, if acting in good faith, is nevertheless entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder if:

(a) the shareholder is an entity as defined in the WBCL and the name signed purports to be that of an officer or agent of the entity;

(b) the name signed purports to be that of a personal representative, administrator, executor, guardian, or conservator representing the shareholder and, if the Corporation requests, evidence of fiduciary status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;

(c) the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the Corporation requests, evidence of this status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;

(d) the name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, lithe Corporation requests, evidence acceptable to the Corporation of the signatory’s authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, or proxy appointment; or

(e) two or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all the co-owners.

2.10.3 Invalid Signature.  The Corporation is entitled to reject a vote, consent, waiver, or proxy appointment if the Secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature or about the signatory’s authority to sign for the shareholder.

2.10.4 No Liability.  The Corporation and its officers or agents who accept or reject a vote, consent, waiver, or proxy appointment in good faith and in accordance with the standards of this Section are not liable in damages to the shareholder for the consequences of the acceptance or rejection.

2.10.5 Presumption of Validity.  Corporate action based on the acceptance or rejection of a vote, consent, waiver, or proxy appointment under this Section 2.10 is valid unless a court of competent jurisdiction determines otherwise.

SECTION 2.11 Informal Action by Shareholders.  Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if one or more written consents, setting forth the action so taken, are signed by all of the shareholders entitled to vote with respect to the subject matter thereof and are delivered to the Corporation for inclusion in the minute book.  If the action to be taken requires that notice be given to non-voting shareholders, the Corporation shall give the non-voting shareholders written notice of the proposed action at least 10 days before the action is taken, which notice shall contain or be accompanied by the same material that would have been required if a formal meeting had been called to consider the action.  Action taken by consent is effective when the last shareholder signs the consent and the consent is delivered to the Corporation, unless the consent specifies a different effective date.  A consent signed under this Section has the effect of a meeting vote and may be described as such in any document.

SECTION 2.12 Voting for Directors.  Except as provided in Section 2.11, above, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.  In this Section 2.12, “plurality” means that the individuals with the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the election.  Votes cast against a candidate are not given legal effect and are not counted as votes cast in an election of directors.

SECTION 2.13 Adjournments.  An annual or special meeting of shareholders may be adjourned at any time, including after action on one or more matters, by a majority of shares represented, even if less than a quorum.  An annual or special meeting may also be adjourned at any time, including after action on one or more matters, by the Chairman of the Board, by the presiding officer of such meeting or by any duly authorized officer of the Corporation.  The meeting may be adjourned for any purpose, including, but not limited to, allowing additional time to solicit votes on one or more matters, to disseminate additional information to shareholders or to count votes.  Upon being reconvened, the adjourned meeting shall be deemed to be a continuation of the initial meeting.

ARTICLE III.  BOARD OF DIRECTORS

SECTION 3.01 General Powers.  All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of the Board of Directors.

SECTION 3.02 Number, Classification, Tenure, and Qualifications of Directors.

3.02.1 Number.  Except as otherwise provided in the Articles of Incorporation, the number of directors shall be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors then in office, but shall not be less than three.  Directors need not be residents of the State of Wisconsin or shareholders of the Corporation unless so required by the Corporation’s Articles of Incorporation.

3.02.2 Classification.  The directors shall be divided into three classes, designated Class I, Class II, and Class III, and the term of directors of each class shall be three years.  Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors.  If the number of directors is changed by resolution of the Board of Directors pursuant to Section 3.02(a), any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director.

3.02.3 Tenure.  A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be duly elected and shall qualify except where a director is removed or resigns as a director prior to that date or until there is a decrease in the number of directors.

SECTION 3.03 Regular Meetings of the Board of Directors.  A regular meeting of the Board of Directors shall be held without other notice than this By law immediately after, and at the same place as, the annual meeting of shareholders.  The Chief Executive Officer of the Corporation, or in his absence, the Board of Directors may provide, by resolution, the time and place, only within the county where this Corporation’s principal office is located, for the holding of additional regular meetings without other notice than such resolution.

SECTION 3.04 Special Meetings of the Board of Directors.  Special meetings of the Board of Directors may be called by or at the request of the Chief Executive Officer or any one director.  The person authorized to call special meetings of the Board of Directors may fix any place, only within the county where this Corporation’s principal office is located, for holding any special meeting of the Board of Directors.

SECTION 3.05 Notice of, and Waiver of Notice for, Special Director Meetings.  Notice of meetings, except the regular annual meeting of the Board of Directors, shall be given at least five (5) days prior to the date set for any such meeting.  Notice may be communicated in person, by telephone, telegraph, teletype, facsimile, electronic transmission or other form of wire or wireless communication, or by mail or private carrier.  Written notice shall be deemed to be effective on the earlier of: (a) the date received; (b) the date it is deposited in the United States mail when addressed to the director at his business or home address as it appears in the Corporation’s records, with postage prepaid; (c) the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee; (d) the date sent, if transmitted by telegraph, teletype, facsimile, electronic transmission or other form of wire or wireless communication; or (e) the date delivered to a courier or deposited in a designated receptacle, if sent by private carrier, when addressed to the director at his business or home address as it appears in the Corporation’s records.  Oral notice shall be deemed effective when communicated.  Whenever any notice whatever is required to be given to any director of the Corporation under these By laws, the Corporation’s Articles of Incorporation or the WBCL, a waiver thereof in writing, signed at any time whether before or after the time of meeting, by the director entitled to such notice, shall be deemed equivalent to timely notice.  A director’s attendance at, or participation in, a meeting waives any required notice unless the director at the beginning of the meeting or promptly upon his or her arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of such meeting.

SECTION 3.06 Director Quorum and Votes.

3.06.1 Quorum.  A majority of the number of directors specified in Section 3.02.1, above, shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

3.06.2 Votes.  The affirmative vote of the majority of the directors present at a meeting at which a quorum is present when the vote is taken shall be the act of the Board of Directors.

SECTION 3.07 Meetings; Assent.

3.07.1 Telephonic Meetings.  Any or all directors may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting and all communication during the meeting is immediately transmitted to each participating director and each participating director is able to immediately send messages to all other participating directors.  If the meeting is to be conducted through the use of any such means of communication all participating directors must be informed that a meeting is taking place at which official business may be transacted.  A director participating in a meeting by any such means of communication is deemed to be present in person at the meeting.

3.07.2 Presumption of Assent.  A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless: (a) he objects at the beginning of the meeting (or promptly upon his arrival) to holding the meeting or transacting business at the meeting; or (b) he dissents or abstains from the action taken and minutes of the meeting are prepared that show his dissent or abstention from the action taken; or (c) he delivers written notice of his dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting; or (d) he dissents or abstains from the action taken and minutes of the meeting are prepared that fail to show his dissent or abstention and he delivers written notice of that failure to the Corporation promptly after receiving the minutes.  The right of dissent or abstention is not available to a director who votes in favor of the action taken.

SECTION 3.08 Director Action Without a Meeting.  Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if the action is taken by all members of the Board of Directors.  The action shall be evidenced by one or more written consents describing the action taken, signed by each director and retained by the Corporation.  Action taken by consent is effective when the last director signs the consent, unless the consent specifies a different effective date.  A signed consent has the effect of a meeting vote and may be described as such in any document.

SECTION 3.09 Removal and Resignation of Directors.

3.09.1 Removal.  The shareholders may remove one or more directors only at a meeting called for that purpose if notice has been given to the shareholders that a purpose of the meeting is such removal.  The removal may be with or without cause.  If a director is by a voting group, only the shareholders of that voting group may participate in the vote to remove that director.  A director may be removed only if the number of votes cast to remove him exceeds the number of votes cast not to remove him.

3.09.2 Resignation.  A director may resign at any time by delivering written notice to the Board of Directors or to the Corporation.  A resignation is effective when such notice is delivered to the Corporation unless the notice specifies a later effective date.

SECTION 3.10 Board of Director Vacancies.

3.10.1 Filling of Vacancies.  Generally.  Any vacancy on the Board of Directors, however caused, including, without limitation, any vacancy resulting from an increase in the number of directors, shall be filled by the vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director.  Any director so elected to fill any vacancy in the Board of Directors, including a vacancy created by an increase in the number of directors, shall hold office for the remaining term of directors of the class to which he has been elected.  A vacancy that will occur at a specific later date may be filled before the vacancy occurs, but the new director will not take office until the vacancy occurs.

3.10.2 Filling of Vacancy Due to Deferred Resignation.  A vacancy that will occur at a specific later date by reason of a resignation effective at a later date may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.

SECTION 3.11 Director Compensation.  Unless the Corporation’s Articles of Incorporation provide otherwise, the Board of Directors, by resolution and irrespective of any personal interest of any of its members, may fix the compensation of directors.

SECTION 3.12 Director Committees.

3.12.1 Creation of Committees.  The Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them.  Each committee must have at least one member, each of whom serve at the pleasure of the Board of Directors.

3.12.2 Selection of Members.  The creation of a committee and appointment of members to it must be approved by the greater of (1) a majority of all the directors in office when the action is taken or (2) the number of directors required by the Articles of Incorporation to take such action, (or, if none is specified in the Corporation’s Articles of Incorporation, the number required by Section 3.06, above, to take action).

3.12.3 Required Procedures.  Sections 3.03, 3.04, 3.05, 3.06, 3.07 and 3.08, above, which govern meetings, notice and waiver of notice, quorum and voting, and action without meetings, of the Board of Directors, apply to committees and their members.

3.12.4 Authority.  Each committee may exercise those aspects of the authority of the Board of Directors which the Board of Directors confers upon such committee in the resolution creating the committee except that a committee may not do any of the following:

(a) approve or propose to shareholders action that the WBCL requires be approved by shareholders; or

(b) adopt, amend, or repeal By laws.

SECTION 3.13 Chairman of the Board.  The Board of Directors shall have a Chairman of the Board, who shall be one of its members, to serve as its leader with respect to its activities.  The Chairman of the Board shall be elected by the Board of Directors.  The Board of Directors may remove and replace the Chairman of the Board at any time with or without cause.  The Chairman of the Board shall not be an officer or employee of the Corporation by virtue of such position.  The Chairman of the Board shall preside at all annual and special meetings of shareholders and all regular and special meetings of the Board of Directors, in each case except as he delegates to the Chief Executive Officer or as otherwise may be determined by the Board of Directors.

ARTICLE IV.  OFFICERS

SECTION 4.01 Number of Officers.  The officers of the Corporation may consist of a chief executive officer, president, one or more vice presidents, any number of whom may be designated as senior executive vice president, executive vice president or senior vice president, a secretary, and a treasurer, each of whom shall be appointed by the Board of Directors.  The Board of Directors may appoint such other officers and assistant officers as it deems necessary.  If specifically authorized by the Board of Directors, an officer may appoint one or more officers or assistant officers.  The same individual may simultaneously hold more than one office in the Corporation.

SECTION 4.02 Appointment and Term of Office.  The officers of the Corporation shall be appointed by the Board of Directors for a term as determined by the Board of Directors.  If 110 term is specified, they shall hold office until the first meeting of the Board of Directors held after the next annual meeting of shareholders.  If the appointment of officers shall not be made at such meeting, such appointment shall be made as soon thereafter as is convenient.  Each officer shall hold office until his successor shall have been duly appointed and shall have been qualified, until his death, or until he shall resign or shall have been removed in the manner provided in Section 4.03, below.  The designation of a specified term does not grant to the officer any contract rights, and the Board of Directors may remove the officer at any time prior to the termination of such term.

SECTION 4.03 Removal of Officers.  Any officer or agent may be removed by the Board of Directors at any time, with or without cause.  Such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Appointment of an officer or agent shall not of itself create contract rights.

SECTION 4.04 Vacancies.  A vacancy in any principal office because of death, resignation, removal, disqualification or otherwise, shall be filled by the Board of Directors for the unexpired portion of the term.

SECTION 4.05 Chief Executive Officer.  The Chief Executive Officer shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall supervise and control all of the business and affairs of the Corporation and its officers.  The Chief Executive Officer shall have the authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the Corporation as the Chief Executive Officer deems necessary, prescribe their powers, duties and compensation and delegate authority to them.  Such agents and employees shall hold offices at the discretion of the Chief Executive Officer.  The Chief Executive Officer may sign, execute, and acknowledge, on behalf of the Corporation, certificates for shares of the Corporation’s capital stock and deeds, mortgages, bonds, contracts, or other instruments necessary or proper to be executed in the .  course of the Corporation’s regular business or which the Board of Directors has authorized to be executed.  Except as otherwise provided by the WBCL or the Board of Directors, the Chief Executive Officer may authorize any other officer or agent of the Corporation to sign, execute and acknowledge such documents or instruments in his place and stead.  In general, the Chief Executive Officer shall have all authority and perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Board of Directors from time to time.

SECTION 4.06 President.  In the absence of the Chief Executive Officer or in the event of his death, inability or refusal to act, the President, if one has been elected, shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.  The President may sign certificates for shares of the Corporation’s capital stock, the issuance of which have been authorized by resolution of the Board of Directors; and shall perform such other duties as from time to time may be assigned to him by the Chief Executive Officer or by-the Board of Directors.

SECTION 4.07 Vice Presidents.  One or more Vice Presidents may be designated as Senior Executive Vice President, Executive Vice President or Senior Vice President.  In the absence of the President and the Chairman of the Board or in the event of his death, inability or refusal to act, the Vice President, if one has been elected (or in the event that there is more than one Vice President, the Vice Presidents in the order designated at the time of their appointment, or in the absence of any designation, then in the order of their appointment), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.  Any Vice President may sign certificates for shares of the Corporation’s capital stock, the issuance of which have been authorized by resolution of the Board of Directors; and shall perform such other duties as from time to time may be assigned to him by the Chief Executive Officer, the President or by the Board of Directors.

SECTION 4.08 Secretary.  The Secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By laws or as required by the WBCL; (c) be custodian of the corporate records and of any seal of the Corporation and, if there is a seal of the Corporation, see that it is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized; (d) when requested or required, authenticate any records of the Corporation; (e) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder or delegate that responsibility to a stock transfer agent approved by the Board of Directors; (f) sign, with the Chief Executive Officer, the President or a Vice President, certificates for shares of the Corporation’s capital stock, the issuance of which has been authorized by resolution of the Board of Directors; (g) have general charge of the stock transfer books of the Corporation; and (h) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the Chief Executive Officer, the President or by the Board of Directors.

SECTION 4.09 Treasurer.  The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies, or other depositaries as shall be selected by the Board of Directors; and (c) in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the Chief Executive Officer, the President or by the Board of Directors.  If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall require.

SECTION 4.10 Assistant Secretaries and Assistant Treasurers.  The Assistant Secretaries, when authorized by the Board of Directors, may sign with the Chief Executive Officer, the President or a Vice President certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors.  The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine.  The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Chief Executive Officer, the President or the Board of Directors.

SECTION 4.11 Salaries.  The salaries of the officers shall be fixed from time to time by the Board of Directors or a committee authorized by the Board to fix the same, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation or a member of such committee.

ARTICLE V.  LIABILITY AND INDEMNIFICATION OF DIRECTORS,
OFFICERS AND EMPLOYEES

SECTION 5.01 Definitions Applicable to Indemnification and Insurance Provisions.

5.01.1 Director, Officer or Employee.  “Director, Officer or Employee” means any of the following:

(a) A natural person who is or was a director, officer or employee of the Corporation.

(b) A natural person who, while a director, officer or employee of the Corporation, is or was serving either pursuant to the Corporation’s specific request or as a result of the nature of such person’s duties to the Corporation as a director, officer, partner, trustee, member of any governing or decision-making committee, employee or agent of another corporation or foreign corporation, partnership, joint venture, trust or other enterprise.

(c) A natural person who, while a director, officer or employee of the Corporation, is or was serving an employee benefit plan because his or her duties to the Corporation also impose duties on, or otherwise involve services by, the person to the plan or to participants in or beneficiaries of the plan.

(d) Unless the context requires otherwise, the estate or personal representative of a director, officer or employee.

5.01.2 Expenses.  “Expenses” include fees, costs, charges, disbursements, attorney fees and any other expenses incurred in connection with a Proceeding (as defined below in Subsection 5.01.5).

5.01.3 Liability.  “Liability” includes the obligation to pay a judgment, settlement, penalty, assessment, forfeiture or fine, including an excise tax assessed with respect to an employee benefit plan, and reasonable expenses.

5.01.4 Party.  “Party” includes a natural person who was or is, or who is threatened to be made, a named defendant or respondent in a Proceeding (as defined below in Subsection 5.01.5).

5.01.5 Proceeding.  “Proceeding” means any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other proceeding, whether formal or informal, which involves foreign, federal, state or local law and which is brought by or in the right of the Corporation or by any other person or entity.

SECTION 5.02 Indemnification of Officers, Directors and Employees.

5.02.1 Successful Defense.  The Corporation shall indemnify a Director, Officer or Employee to the extent he has been successful on the merits or otherwise in the defense of a Proceeding for all reasonable Expenses incurred in connection with the Proceeding if such person was a party because he is a Director, Officer or Employee.  Indemnification under this Subsection 5.02.1 shall be made within 10 days of receipt of a written demand for indemnification.

5.02.2 Other Cases.  In cases not included under Subsection 5.02.1, the Corporation shall indemnify a Director, Officer or Employee against Liability and Expenses incurred by such person in connection with a Proceeding to which such person was a party because he is a Director, Officer or Employee, unless it shall have been proven by final judicial adjudication that such person breached or failed to perform a duty owed to the Corporation which constitutes:

(a) A willful failure to deal fairly with the Corporation or its shareholders in connection with a matter in which the Director, Officer or Employee has a material conflict of interest;

(b) A violation of criminal law, unless the Director, Officer or Employee had reasonable cause to believe his conduct was lawful or no reasonable cause to believe his conduct was unlawful;

(c) A transaction from which the Director, Officer or Employee derived an improper personal profit; or

(d) Willful misconduct Indemnification required under this Subsection 5.02.2 shall be made within 30 days of receipt of a written demand for indemnification.

SECTION 5.03 Determination that Indemnification is Proper.

5.03.1 Means of Determining whether Indemnification is Required.  Unless provided otherwise in the Corporation’s Articles of Incorporation or by a written agreement between the Director, Officer or Employee and the Corporation, determination of whether indemnification is required under Section 5.02 shall be made by any one of the following means selected by the Director, Officer or Employee seeking indemnification:

(a) By a majority vote of a quorum of the Board of Directors consisting of directors not at the time Parties to the same or related Proceedings.  If a quorum of disinterested directors cannot be obtained, such determination may be made by majority vote of a committee duly appointed by the Board of Directors and consisting solely of two or more directors not at the time Parties to the same or related Proceedings.  Directors who are Parties to the same or related Proceedings may participate in the designation of members of the committee.

(b) By independent legal counsel selected by a quorum of the Board of Directors or its committee in the manner prescribed in Subsection 5.03.1(a), above, or, if unable to obtain such a quorum or committee, by a majority vote of the full Board of Directors, including directors who are Parties to the same or related Proceedings.

(c) By a panel of three arbitrators consisting of one arbitrator selected by those directors entitled under Subsection 5.03.1(b), above, to select independent counsel, one arbitrator selected by the Director, Officer or Employee seeking indemnification, and one arbitrator selected by the two arbitrators previously selected.

(d) By an affirmative vote of a majority of the outstanding shares.  Shares owned by, or voted under the control of, persons who are at the time Parties to the same or related Proceedings, whether as plaintiffs or defendants or in any other capacity, may not be voted in making the determination.

(e) By court order.

5.03.2 Effect of Termination of Proceeding.  The termination of a Proceeding by judgment, order, settlement or conviction, or upon a plea of no contest or an equivalent plea, does not, by itself, create a presumption that indemnification of the Director, Officer or Employee is not required under this Article V.

5.03.3 Request for Indemnification & Assignment of Claims Required.  A Director, Officer or Employee who seeks indemnification under this Article V shall make a written request to the Corporation.  As a further pre-condition to any right to receive indemnification, the writing shall contain a declaration that the Corporation shall have the right to exercise all rights and remedies available to such Director, Officer or Employee against any other person, corporation, foreign corporation, partnership, joint venture, trust or other enterprise, arising out of, or related to, the Proceeding which resulted in the Liability and Expense for which such Director, Officer or Employee is seeking indemnification, and that the Director, Officer or Employee is hereby deemed to have assigned to the Corporation all such rights and remedies.

5.03.4 Indemnification Not Required.  Indemnification under this Article V is not required to the extent the Director, Officer or Employee has previously received indemnification or allowance of expenses from any person or entity, including the Corporation, in connection with the same Proceeding.

5.03.5 Allowance of Expenses as Incurred.  Upon written request by a Director, Officer or Employee who is a Party to a Proceeding, the Corporation shall pay or reimburse his reasonable expenses as incurred if the Director, Officer or Employee provides the Corporation with all of the following:

(a) A written affirmation of his good faith belief that he has not breached or failed to perform his duties to the Corporation; and

(b) A written undertaking, executed personally or on his behalf, to repay the allowance without interest to the extent that it is ultimately determined by court order that indemnification under Subsection 5.02.2 is prohibited.

The undertaking under this Subsection shall be accepted without reference to the Director’s, Officer’s or Employee’s ability to repay the allowance.  The undertaking shall be unsecured.

5.03.6 Subsequent Limitation of Right to Indemnification.  The right to indemnification under this Article V may only be reduced by the subsequent affirmative vote of not less than two-thirds of the votes cast by the holders of the Corporation’s outstanding capital stock entitled to vote on such matter.  Any reduction in the right to indemnification may only be prospective from the date of such vote.

SECTION 5.04 Insurance.  The Corporation may purchase and maintain insurance on behalf of any person who is a Director, Officer or Employee against any Liability asserted against or incurred by the individual in any such capacity or arising out of his status as such, regardless of whether the Corporation is required or authorized to indemnify or allow expenses to the individual under this Article V.

SECTION 5.05 Severability.  If this Article V or any portion thereof is invalidated on any ground by any court of competent jurisdiction, the Corporation shall indemnify the Director, Officer or Employee as to Expenses and Liabilities paid in settlement with respect to any Proceeding to the full extent permitted by any applicable portion of this Article V that is not invalidated or by applicable law.

ARTICLE VI.  CERTIFICATES FOR SHARES AND THEIR TRANSFER

SECTION 6.01 Certificates for Shares.

6.01.1 Content.  Certificates representing shares of the Corporation shall at minimum, state on their face the name of the Corporation and that it is formed under the laws of Wisconsin; the name of the person to whom issued; and the number and class of shares and the designation of the series, if any, the certificate represents, and be in such form as determined by the Board of Directors.  Such certificates shall be signed (either manually or by facsimile) by the Chief Executive Officer, the President or Vice President or any other two officers of the Corporation.  Each certificate for shares shall be consecutively numbered or otherwise identified.

6.01.2 Legend as to Class or Series.  If the Corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series) must be summarized on the front or back of each certificate.  Alternatively, each certificate may state conspicuously on its front or back that the Corporation will furnish the shareholder this information on request, in writing and without charge.

6.01.3

6.01.4 Shareholder List.  The name and address of the person to whom the shares represented by each stock certificate are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation.

6.01.5 Transferring Shares.  Subject to Section 6.04, all certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed, or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

SECTION 6.02 Uncertificated Shares.  Shares may also be issued in uncertificated form.  Within a reasonable time after issuance or transfer of such shares, the Corporation shall send the shareholder a written statement of the information required on share certificates under the WBCL, including: (1) the name of the Corporation; (2) the name of person to whom shares were issued; (3) the number and class of shares and the designation of the series, if any, of the shares issued; and (4) either a summary of the designations, relative rights, preferences and limitations, applicable to each class, and the variations in rights, preferences and limitations determined for each series and the authority of the Board of Directors to determine variations for future series, or a conspicuous statement that the Corporation will furnish the information specified in this subsection without charge upon the written request of the shareholder.

SECTION 6.03 Registration of the Transfer of Shares.  Registration of the transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation.  In order to register a transfer, the record owner shall surrender the shares to the Corporation for cancellation, properly endorsed by the appropriate person or persons with reasonable assurances that the endorsements are genuine and effective.  Unless the Corporation has established a procedure by which a beneficial owner of shares held by a nominee is to be recognized by the Corporation as the owner, the person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

SECTION 6.04 Acquisition of Shares.  The Corporation may acquire its own shares and all shares so acquired constitute treasury shares, which shall be considered issued but not outstanding shares, unless (a) the Corporation’s Articles of Incorporation prohibit treasury shares or prohibit the reissuance of acquired shares; or (b) the Board of Directors, by resolution, cancels the acquired shares, in which event the shares are restored to the status of authorized but unissued shares.  If the Articles of Incorporation prohibit treasury shares but do not prohibit the reissuance of acquired shares, all of the Corporation’s shares acquired by it shall be restored to the status of authorized but unissued shares.  If the Articles of Incorporation prohibit the reissuance of acquired shares, the number of authorized shares of the Corporation is reduced by the number of shares acquired by the Corporation, effective upon amendment of the Articles of Incorporation, including pursuant to articles of amendment adopted by the Board of Directors without shareholder action pursuant to Section 180.0631(3)(b) of the WBCL, which contain the information required thereby or by any successor to Section 180.0631(3)(b) of the WBCL.

ARTICLE VII.  DISTRIBUTIONS

The Board of Directors may authorize, and the Corporation may make, distributions (including dividends on its outstanding shares) in the manner and upon the terms and conditions provided by the WBCL and any other applicable law and in the Corporation’s Articles of Incorporation.

ARTICLE VIII.  AMENDMENTS

SECTION 8.01 Notwithstanding any other provision of the Articles of Incorporation of the Corporation or the Corporation’s By Laws, the Corporation’s By Laws may be amended, altered or repealed, and new By Laws may be enacted, only if not less than three-quarters of the shares of common stock of the Corporation cast at a meeting of shareholders duly called for such purpose favor such action.  The Board of Directors may not amend, alter, repeal the Corporation’s By Laws, or enact new By Laws; provided, however, the Board of Directors may propose to the shareholders that the Corporation’s By Laws be amended, altered or repealed, or that new By Laws be enacted.

ARTICLE IX.  CORPORATE SEAL

SECTION 9.01 Corporate Seal.  The Board of Directors may provide for a corporate seal which may be circular in form and have inscribed thereon any designation including the name of the Corporation, Wisconsin as the state of incorporation, and the words “Corporate Seal.” Any instrument executed in the corporate name by the proper officers of the Corporation under any seal, including the words “Seal,” “Corporate Seal” or similar designation, is sealed even though the corporate seal is not used.

ARTICLE X.  EMERGENCY BY-LAWS

SECTION 10.01 Emergency By-Laws.  Unless the Articles of Incorporation provide otherwise, the following provisions of this Article X shall be effective during an “Emergency,” which is defined as a catastrophic event that prevents a quorum of the Corporation’s (Erectors from being readily assembled.

SECTION 10.02 Notice of Board Meetings.  During an Emergency, any one member of the Board of Directors or any one of the following: Chairman of the Board, Chief Executive Officer, President, any Vice President or Secretary, may call a meeting of the Board of Directors.  Notice of such meeting need be given only to those directors whom it is practicable to reach, and may be given in any practical manner, including by publication or radio.  Such notice shall be given at least six hours prior to commencement of the meeting.

SECTION 10.03 Temporary Directors and Quorum.  One or more officers of the Corporation present at the Emergency meeting of the Board of Directors, as is necessary to achieve a quorum, shall be considered to be directors for the meeting, and shall so serve in order of rank, and within the same rank, in order of seniority.  In the event that less than a quorum (as determined by Section 3.06.1) of the directors are present (including any officers who are to serve as directors for the meeting), those directors present (including the officers serving as directors) shall constitute a quorum.

SECTION 10.04 Actions Permitted To Be Taken.  The board as constituted in Section 10.03, and after notice as set forth in Section 10.02 may:

(a) Officers’ Powers.  Prescribe emergency powers to any officers of the Corporation;

(b) Delegation of Any Power.  Delegate to any officer or director, any of the powers of the Board of Directors;

(c) Lines of Succession.  Designate lines of succession of officers and agents, in the event that any of them are unable to discharge their duties;

(d) Relocate Principal Place of Business.  Relocate the principal place of business, or designate successive or simultaneous principal places of business; and

(e) All Other Action.  Take any and all other action, convenient, helpful, or necessary to carry on the business of the Corporation.

Corporate action taken in good faith in accordance with the emergency by-laws binds the Corporation and may not be used to impose liability on any of the Corporation’s directors, officers, employees or agents.